SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): December 10, 1999

                         First Federal Bankshares, Inc.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                 0-25509                 42-1485449
          ----------              ----------                -----------
(State or other jurisdiction   (Commission File No.)    (I.R.S. Employer)
      of incorporation)                                 Identification No.)


     Address of principal executive offices: 329 Pierce Street, Sioux City, Iowa 51101

Registrant's telephone number, including area code:           (712) 277-0200
                                                              --------------



                                 Not Applicable
                         -------------------------------
        Former name or former address, if changed since last report)



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Item 5.       Other Events

     First Federal Bankshares, Inc. (the "Company") announced that it is commencing a share repurchase program. The program calls for the repurchase of up to 241,239 shares, or approximately 5% of the shares outstanding, in open market purchases. The shares will be held as treasury stock, and will be available for general corporate purposes. Please see Press Release dated December 10, 1999, a copy of which is included as Exhibit 99.1.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           FIRST FEDERAL BANKSHARES, INC.


DATE: January 4, 2000                     /s/ Barry E. Backhaus
                                          -------------------------------------
                                          Barry E. Backhaus
                                          President and Chief Executive Officer




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                                  EXHIBIT INDEX

     The following Exhibits are filed as part of this report:

     Exhibit 99.1 Press Release of First Federal Bankshares, Inc. dated December 10, 1999




















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                                  EXHIBIT 99.1


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                                                              December 10, 1999
                                                          FOR IMMEDIATE RELEASE

                                         Contact:   Barry E.Backhaus,President
                                                  and Chief Executive Officer
                                             First Federal  Bankshares,  Inc.
                                                            329 Pierce Street,
                                             P.O. Box 897 Sioux City, IA 51102
                                                            Tel (712) 277-0200





                    FIRST FEDERAL BANKSHARES, INC. ANNOUNCES
                            STOCK REPURCHASE PROGRAM



     Sioux City, Iowa (Nasdaq National Market - "FFSX") First Federal Bankshares, Inc. announced today that it is commencing a stock repurchase program to acquire up to 241,239 shares of the Company's Common Stock, which represents approximately 5% of the outstanding Common Stock.

     Barry E. Backhaus, President and Chief Executive Officer of the Company, stated that the Board of Directors has authorized the repurchase program, which is expected to be completed within 12 months. Mr. Backhaus stated that the Board of Directors considers the Common Stock to be an attractive investment, particularly in view of the current price at which the Common Stock is trading relative to the Company's earnings per share and book value per share and market and economic factors generally, as well as other factors.

     According to Mr. Backhaus, the repurchases generally would be effected through open market purchases, although he did not rule out the possibility of unsolicited negotiated transactions or other types of repurchases. No shares will be repurchased from directors or officers of the Company. Mr. Backhaus explained that the price to be paid for the shares purchased on the open market will not exceed the greater of the highest independent bid or independent sales price of the Company's stock on the Nasdaq National Market. The number of shares to be purchased in the open market during any day generally is not to exceed 25% of the average daily trading volume of the Common Stock, except for block purchases.

     At September 30, 1999, the Company reported total assets of $688.1 million and stockholders' equity of $68.4 million.



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